UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 5, 2022

NEXTPLAT CORP

(Exact Name of Registrant as Specified in its Charter)

nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(Address of principal executive offices and zip code)

(305) 560-5355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market Inc.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in NextPlat Corp’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission a Current Report on November 14, 2022, on November 2, 2022, the Company’s Board of Directors unanimously elected Robert Bedwell as its Chief Compliance Officer and Cecile Munnik, CPA/CA, as its Chief Financial Officer.

On November 7, 2022, in connection with his election as Chief Compliance Officer, Mr. Bedwell entered into an Employment Agreement with the Company pursuant to which Mr. Bedwell was granted an initial award of stock options for 50,000 shares of the Company’s common stock (the “Bedwell Initial Option Grant”) as a material inducement for Mr. Bedwell to enter into his employment agreement. On December 5, 2022, the Company entered into an Option Agreement with Mr. Bedwell setting forth the terms of the Bedwell Initial Option Grant (the “Bedwell Option Agreement”). Pursuant to the Bedwell Option Agreement, Mr. Bedwell’s initial grant of options will vest as follows: (1) options for 25,000 shares are vested on the grant date; (2) options for 10,000 additional shares will become fully vested on the first anniversary of the grant date; and (3) options for an additional 15,000 shares will become fully vested on the second anniversary of the grant date, in each case subject to Mr. Bedwell’s continued employment with the Company. The Bedwell Initial Option Grant was issued outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)).

On November 14, 2022, in connection with her appointment as Chief Financial Officer, Ms. Munnik entered into an Employment Agreement with the Company pursuant to which Ms. Munnik was granted an initial award of stock options for 50,000 shares of the Company’s common stock (the “Munnik Initial Option Grant”) as a material inducement for Ms. Munnik to enter into her employment agreement. On December 5, 2022, the Company entered into an Option Agreement with Ms. Munnik setting forth the terms of the Munnik Initial Option Grant (the “Munnik Option Agreement”). Pursuant to the Munnik Option Agreement, Ms. Munnik’s initial grant of options will vest as follows: (1) options for 25,000 shares are fully vested on the grant date; (2) options for 10,000 additional shares will become fully vested on the first anniversary of the commencement of her employment with the Company; and (3) options for an additional 15,000 shares will become fully vested on the second anniversary of the grant date, in each case subject to Ms. Munnik’s continued employment with the Company. The Munnik Initial Option Grant was issued outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)).

The foregoing summaries of the Bedwell Option Agreement and Munnik Option Agreement do not purport to be complete and are subject to, and qualified in their entirety, by reference to the Stock Option Agreements attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 5, 2022, the Company issued a press release (the “Press Release”) reporting on the above described inducement grants to Mr. Bedwell and Ms. Munnik pursuant to Nasdaq Listing Rule 5635(c)(4).

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing disclosure is qualified by the full text of the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Agreement, dated December 5, 2022 and effective as of November 7, 2022, by and between the Company and Robert Bedwell

10.2	Stock Option Agreement, dated December 5, 2022 and effective as of November 14, 2022, by and between the Company and Cecile Munnik

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: December 5, 2022

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